UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2008
LIMCO-PIEDMONT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33604	73-1160278

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5304 S. Lawton Ave., Tulsa, Oklahoma 74107
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (918) 445-4300

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
     Effective July 14, 2008 Israel Ofen resigned as a director of Limco-Piedmont, Inc. (the “Company”).
     On July 14, 2008 the Board of Directors of the Company elected Dr. Shmuel Fledel a director of the Company to serve until the next annual meeting of stockholders of the Company. Dr. Fledel has been the Chief Executive Officer of TAT Technologies Ltd. (“TAT”) the controlling shareholder of the Company since May 2008. Prior to joining TAT, between the years 2005 and 2008, Dr. Fledel served as Vice President, Maintenance and Engineering of El-Al Israel Airlines Ltd. From 1998 to 2005, Dr. Fledel served as the Chief Executive Officer of Cyclone Aviation Products Ltd., an Israeli company which serves as the Elbit Systems Group’s design and production center for metal and composite structural aircraft components and parts for leading aerospace companies and OEMs. From 1995 to 1998, Col. (Res.) Fledel served as the Depot Commander of the Israeli Air Force. Dr. Fledel holds a Ph.D and an M.SC. degree in Structural Dynamics, both from the University of Maryland, and a B.Sc. degree in Aeronautical Engineering from the Technion – Israel Institute of Technology.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMCO-PIEDMONT INC. (Registrant)
By:	/s/ Carla S. Covey
Carla S. Covey
Executive Vice President and Chief Financial Officer

Date: July 16, 2008